Exhibit 99.1

NeuroPace Announces Preliminary Unaudited Fourth Quarter and Full-Year 2021 Revenue

Mountain View, Calif. – January 11, 2022 – NeuroPace, Inc. (Nasdaq: NPCE), a commercial-stage medical device company focused on transforming the lives of people suffering from epilepsy, today announced its preliminary, unaudited revenue for the fourth quarter and full-year ended December 31, 2021.

Based on available financial information, preliminary unaudited fourth quarter 2021 revenue is expected to be approximately $11.0 million, compared to $10.8 million in the fourth quarter in the prior year period, reflecting growth of 2%. Initial implant revenue for the fourth quarter 2021 is expected to be approximately $8.5 million, compared to $7.7 million in the fourth quarter 2020, reflecting growth of 10%. Replacement implant revenue for the fourth quarter 2021 is expected to be approximately $2.5 million, compared to $3.1 million in the fourth quarter 2020, reflecting a decline of 19%.

Based on available financial information, preliminary unaudited full-year 2021 revenue is expected to be approximately $45.2 million, compared to $41.1 million in full year 2020, reflecting growth of 10%. Initial implant revenue for the full-year 2021 is expected to be approximately $33.7 million, compared to $28.0 million in 2020, reflecting growth of 20%. Replacement implant revenue for the full-year 2021 is expected to be approximately $11.5 million, compared to $13.1 million in 2020, reflecting a decline of 12%.

Despite significant and continuing COVID-19 headwinds, the preliminary 2021 results reflect strong growth in the number of initial implants. 150 centers completed an RNS System implant in 2021, reflecting growth of 14% when compared to 132 implanting centers in 2020. Initial implant growth was also driven by increased utilization at implanting centers. Additionally, NeuroPace enrolled its first patient in the adolescent study, furthering its plans to expand indications beyond the current indicated patient pool.

NeuroPace plans to release its fourth quarter and full year 2021 financial results in mid-March 2022. The quarterly and annual preliminary revenue estimates for 2021 included in this press release are being provided prior to the completion of review and audit procedures by NeuroPace’s independent registered public accounting firm and are therefore subject to adjustment.

2022 J.P. Morgan Healthcare Conference:

Mike Favet, CEO, Rebecca Kuhn, CFO, and Irina Ridley, General Counsel will present at the 40th Annual J.P. Morgan Healthcare Conference on Wednesday, January 12th, 2022, at 8:15 am Pacific Time / 11:15am Eastern Time.

A live webcast of this event, as well as an archived recording, will be available on the “Investors” section of NeuroPace’s website at: https://www.neuropace.com. The webcasts will be archived and available for replay for at least 90 days after the event.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a commercial-stage medical device company focused on transforming the lives of people suffering from epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients suffering from drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements

In addition to background and historical information, this press release contains “forward-looking statements” based on NeuroPace’s current expectations, forecasts and beliefs. Forward-looking statements include, among others, statements concerning the demand for our products, fourth quarter 2021 revenue and full-year 2021 revenue. The preliminary projections set forth in this press release reflect NeuroPace’s current preliminary projections, are subject to the completion of NeuroPace’s audit process and are subject to change. NeuroPace’s fourth quarter 2021 revenue results and the full-year 2021 revenue results could differ materially from the preliminary projections provided in this press release. These forward-looking statements are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. Factors that could cause the NeuroPace’s actual results to vary from the preliminary projections noted in this press release include variances between NeuroPace’s preliminary revenue projections and its actual results and NeuroPace’s ability to execute its standard processes for booking results. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

investors@neuropace.com